UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 8, 2016

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadows Way, Jacksonville, Florida	32256
(Address of Principal Executive Offices)	(Zip Code)

(904) 732-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 8, 2016, ParkerVision, Inc.  (the “Company”) entered into an agreement with 1624 PV, LLC (“1624”)  for the exchange of warrants held by 1624 (the “Exchange Agreement”) for purposes of decreasing the number of shares of the Company’s common stock subject to warrants.  The Company and 1624 exchanged three common stock purchase warrants, each entitling 1624 to acquire up to 188,406 shares of ParkerVision common stock, $0.01 par value (“Common Stock”) at exercise prices of $15, $25 and $35, respectively (the “Warrants”) for a new warrant (“New Warrant”) entitling 1624 to acquire up to 200,000 shares of Common Stock at an exercise price of $3.25 per share with an expiration date of June 16, 2018.  The New Warrant is substantially in the form of the original Warrants.  As a result of this Exchange Agreement, the number of shares of the Company’s common stock subject to warrants decreased by 365,218 shares.

The Company had previously filed a S-3 Registration Statement (no. 333-202802) covering the resale of all of the shares of Common Stock issuable upon exercise of the Warrants.   As part of the Exchange Agreement, the Company agreed to use commercially reasonable efforts to file, within thirty (30) days, a post-effective amendment to registration statement covering the resale of all of the shares of Common Stock issuable upon exercise of the New Warrant.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth Item 1.01 is incorporated under this Item by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)               Exhibits:

Exhibit No.	Description

10.1	Form of Warrant Exchange Agreement between Registrant and 1624 PV LLC dated July 8, 2016

10.2	Form of Warrant Agreement between Registrant and 1624 PV LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2016

PARKERVISION, INC.

By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

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